Exhibit 10.3
RENEWAL NOTICE

July 31, 2007
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, CO 81303-7941

RE:	Renewal of line of credit/loan
Customer #: 765741844226
Dear Rocky Mountain Chocolate Factory, Inc.:
Wells Fargo Bank, National Association is pleased to inform you that your line of credit/loan, in the amount of $5,000.000.00 (the “Credit”), has been approved for renewal. The new maturity date will be July 31, 2008.
The Credit remains subject to all terms and conditions of existing loan documentation, as modified by this Renewal Notice.
If you do not desire the renewal of the Credit on these terms, you must (i) deliver to WELLS FARGO BANK, NATIONAL ASSOCIATION at 200 W College Drive, , .durango, CO 81301 a written rejection of the extension within 10 days from the date of this letter, (ii) not draw additional funds under the Credit, and (iii) promptly make arrangements with your loan officer to pay the matured balance of the Credit.
If you have any questions, please do not hesitate to call me at (970)385-1515. We appreciate your business and look forward to continuing to serve as your business bank.
Sincerely,
Wells Fargo Bank, National Association

/s/ John Francis
Name: John Francis
Title: Vice-President